UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

164 West, 25th Street, 6th Floor, New York
New York 10001
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors of Coda Octopus Group, Inc., the Board elected two new members to the Board to fill two vacancies effective March 25, 2009.

Jody Frank has been our Chief Financial Officer since July 16, 2007. He served as Senior Vice President of Investments for UBS Wealth Management from January 2003 through June 2007 and has 28 years of years of experience in the financial services industry. He began his career at Prescott Ball & Turben in 1979 and thereafter worked as a Financial Advisor at Shearson Lehman Brothers and CIBC Oppenheimer. He has served on the Board of Directors of two public companies and has been instrumental in formulating business plans for several private corporations and numerous business ventures. During 1985-1995 he served on the board of directors of publicly-held Peoples Telephone Inc. He received his BA degree from the University of Rochester, and his MBA in Finance from Rutgers University.

Mr. Frank does not receive any special compensation for serving as a member of the board of directors.

Nick Franks has been a director of and consultant to Selex, Inc., a provider of integrated sensor solutions and through-life capability management for defense systems and homeland security applications, since 2008.  He was the Group Managing Director and Chief Executive of Selex, Ltd. from 2005 through 2007.  From 2002 through 2005, Mr. Franks was the Group Managing Director for BAE Systems Avionics Group, a global company engaged in the development, delivery and support of advanced defense, security and aerospace systems in the air, on land and at sea. Prior thereto, he held a variety of executive positions at developers and suppliers of electronic equipment to the military and civil aerospace markets.  Mr. Franks has attended at, among others, the Harvard Business School and Stanford University.

As a director, Mr. Franks will receive $20,000 per annum, plus $1,875 per board meeting in excess of four scheduled board meetings per year as well as $500 per additional meeting or corporate event. The Company will also reimburse him for expenses incurred in connection with his activities as a board member. In addition, he will receive a $32,000 annual fee for consulting services. He was also granted 200,000 shares and will receive an additional 30,000 shares per year.

Mr. Franks’s services are being utilized pursuant to an agreement between the Company and Clodian Management Services Ltd., an entity that is wholly owned by Mr. Franks.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

10.1           Letter Agreement dated March 25, 2009 with Clodian Management Services Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2009

Coda Octopus Group, Inc.

/s/ Jody Frank
By: Chief Financial Officer